Exhibit 10.1

EXECUTION VERSION

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of May 21, 2026 (this “Amendment”), by and among CRESCENT CAPITAL BDC FUNDING, LLC, a bankruptcy remote, special purpose Delaware limited liability company (the “Borrower”), CRESCENT CAPITAL BDC, INC., a Maryland corporation (the “Collateral Manager” and the “Equityholder”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent (in such capacity, the “Administrative Agent”), the lender (in such capacity, the “Lender”) and the collateral agent (in such capacity, the “Collateral Agent”).

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent, the Lender, Crescent Capital BDC, Inc., in its capacity as seller and the Collateral Agent are party to the Loan and Security Agreement, dated as of March 28, 2016 (as amended, modified and supplemented from time to time, the “Loan and Security Agreement”). Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent and the Lender desire to amend and otherwise modify the Loan and Security Agreement, in accordance with Section 12.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments to Transaction Documents.

(a) Amendments to Loan and Security Agreement. As of the date of this Amendment, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Security Agreement attached as Appendix A hereto.

(b) Amendments to Schedules and Exhibits. As of the date of this Amendment, the Schedules and Exhibits are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Schedules and Exhibits attached as Appendix B hereto.

2. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lender that, as of the date first written above, (i) no Default, Event of Default or Collateral Manager Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

3. Conditions Precedent. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Administrative Agent’s receipt of a legal opinion of Latham & Watkins LLP, counsel for the Borrower, in form and substance substantially similar to the legal opinion delivered on the Closing Date and reasonably satisfactory to the Administrative Agent;

(c) the Administrative Agent’s receipt of a good standing certificate for the Borrower by the applicable office of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d) the Borrower shall have paid to the Administrative Agent, in immediately available funds for its own account, any fees (including reasonable and documented fees, disbursements and other charges of counsel to the Administrative Agent) to be received on the date hereof.

4. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5. Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes.

6. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

7. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

8. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case

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may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

10. Direction to Collateral Agent. The Borrower, the Administrative Agent, the Lender, the Collateral Manager and the Equityholder each hereby consent to and direct the Collateral Agent to enter into and execute this Amendment and acknowledge and agree that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby release the Collateral Agent from any liability in complying with such direction. In executing and delivering this Amendment, the Collateral Agent shall each be afforded all of the rights, privileges, immunities and indemnities afforded to it under the Loan and Security Agreement as if such rights, privileges, immunities and indemnities were set forth herein.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

CRESCENT CAPITAL BDC FUNDING, LLC, as Borrower

By:	CRESCENT CAPITAL BDC, INC., its
Initial Member

By:	/s/ Henry Chung
Name: Henry Chung
Title: President

[Signature Page to Ninth Amendment to LSA]

CRESCENT CAPITAL BDC, INC., as Collateral Manager and Equityholder

By:	/s/ Henry Chung
Name: Henry Chung
Title: President

[Signature Page to Ninth Amendment to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:	/s/ Mike Romanzo, CFA
Name: Mike Romanzo, CFA
Title: Managing Director

[Signature Page to Ninth Amendment to LSA]

WELLS FARGO BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	Computershare Trust Company, N.A., as its attorney-in-fact

By:	/s/ Donald R. Adams
Name: Donald R. Adams
Title: Vice President

[Signature Page to Ninth Amendment to LSA]

APPENDIX A

Loan and Security Agreement Amendments

EXECUTION VERSION

Conformed through ~~Eighth~~Ninth Amendment dated as of ~~April 10~~May 21, ~~2025~~2026

$~~400,000,000~~500,000,000

LOAN AND SECURITY AGREEMENT

by and among

CRESCENT CAPITAL BDC, INC.,

(Collateral Manager)

CRESCENT CAPITAL BDC FUNDING, LLC,

(Borrower)

CRESCENT CAPITAL BDC, INC.,

(Seller)

CRESCENT CAPITAL BDC, INC.,

(Equityholder)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Administrative Agent)

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Collateral Agent)

Dated as of March 28, 2016

EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Approval Notice
EXHIBIT B	[Reserved]
EXHIBIT C	Form of Officer’s Certificate as to Solvency
EXHIBIT D	Form of Officer’s Closing Certificate
EXHIBIT E	Form of Release of Underlying Instruments
EXHIBIT F	Form of Assignment of Underlying Instruments
EXHIBIT G	Form of Transferee Letter
EXHIBIT H	Form of Joinder Supplement
EXHIBIT I	Form of Section 2.13 Certificate
EXHIBIT J	Form of Loan Checklist
EXHIBIT K	Form of Collateral Management Report

SCHEDULES

SCHEDULE I	Legal Names
SCHEDULE II	[Reserved]
SCHEDULE III	Agreed-Upon Procedures
SCHEDULE IV	~~Moody’s~~GICS Industry ~~Classification Group List~~Classifications

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments
ANNEX C	Specified Limitations

-i-

obtained upon the written direction of the Collateral Manager or (y) for all other purposes, the applicable currency-Dollar spot rate obtained by the Collateral Manager through customary banking channels on such date.

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage”: (a) With respect to any Eligible Loan that is a Broadly Syndicated Loan, ~~75.0~~72.5%, (b) with respect to any Eligible Loan that is a Middle Market Loan, 67.5%, (c) with respect to any Eligible Loan that is a First Lien Last Out Loan, 45.0% and (d) with respect to any Eligible Loan that is a Second Lien Loan, 25.0%.

“Applicable Reference Rate”: (a) With respect to Advances denominated in Dollars, Daily Simple SOFR, (b) with respect to any Advances denominated in Canadian Dollars, Term CORRA for the applicable Interest Period, (c) with respect to any Advances denominated in GBP, Daily Simple SONIA or (d) with respect to any Advances denominated in Euros, EURIBOR for the applicable Interest Period.

“Applicable Spread”: The rate per annum set forth in the Fee Letter.

“Approval Notice”: An approval notice signed by the Administrative Agent substantially in the form of Exhibit A-5 hereto.

“Approved Jurisdictions”: Austria, Belgium, Canada, Denmark, Finland, France, Germany, Norway, Ireland, Luxembourg, The Netherlands, Sweden, Switzerland, the United Kingdom, the United States and any other country added with the prior written consent of the Administrative Agent in its sole discretion.

“Assigned Value”: With respect to each Loan, the lowest (to the extent applicable) of:

(a) the lower of (i) its Purchase Price and (ii) the value of such Loan (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion as of the date upon which such Loan is acquired by the Borrower; provided that the Administrative Agent may, in its sole discretion in accordance with its receipt of a written request from the Borrower (which request may be delivered at any time, provided that such request shall be deemed to have been received by the Administrative Agent only on any Determination Date immediately preceding a Payment Date), assign a new value (up to the Outstanding Balance of such Loan) to such Loan higher than what

Middle Market Loans

Greater than or equal to 5.00 and less than 6.00x	acquisition of such Loan Facility Attachment Ratio as of the date of acquisition of such Loan less 0.25x
Greater than or equal to 6.00 and less than 7.00x Greater than or equal to 7.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.50x 0.00x

Designated Loans

Total Net Leverage Ratio	Minimum Facility Attachment Ratio
Less than 6.00x	Lesser of (x) the Facility Attachment
Greater than or equal to 6.00x	Ratio as of the date of acquisition of such Loan and (y) 2.00x 0.00x

(c) on any ~~date on which the Administrative Agent assigns a new value to such Loan in its sole discretion in accordance with its receipt of a written request from the Borrower following an Assigned Value Adjustment Event that has been remedied or is no longer in existence (or, if the Net Senior Leverage Ratio, the Total Net Leverage Ratio or the Interest Coverage Ratio, as the case may be,~~Business Day, the Borrower may request a revaluation of any Eligible Loan ~~for which the Assigned Value has been decreased due to~~with an Assigned Value less than 100% (whether or not an Assigned Value Adjustment Event ~~as described in clause (a) of the definition thereof, improves to a level such that no Assigned Value Adjustment Event would be required at the time of determination), such higher~~has occurred and is continuing with respect to such Eligible Loan) and the Administrative Agent may adjust the applicable Assigned Value to the lesser of (i) the Assigned Value ~~as~~ determined by the Administrative Agent in its sole discretion~~;~~ (not to be less than the existing Assigned Value) and (ii) 100%; provided that, any such increase in the applicable Assigned Value may be conditioned on a reset of the Interest Coverage Ratio and/or the Net Senior Leverage Ratio or Total Net Leverage Ratio, as applicable, as of such date for the related Eligible Loan;

(d) on any date following the occurrence of an Assigned Value Adjustment Event described in clause (b), (c), (d) (solely with respect to a Material Modification described in clause (a) of the definition thereof) or (f) of the definition thereof, unless another value is approved by the Administrative Agent in its sole discretion, zero;

(e) for any Loan that is not an Eligible Loan, zero; and

(f) for any Loan subject to mandatory repurchase by the Seller under the Sale Agreement, zero.

Any Assigned Value determined hereunder with respect to any Loan on any date after the date such Loan is transferred to the Borrower shall be communicated by the Administrative Agent to the Borrower, the Collateral Manager, the Collateral Agent and the Lenders.

“Assigned Value Adjustment Event”: With respect to any Eligible Loan, the occurrence of any one or more of the following events after the related Funding Date:

(a) (i) the Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is both (A) 85% or less of the Interest Coverage Ratio on the date such Loan was acquired by the Borrower and (B) less than 1.50:1.00, or (ii)(x) with respect to Broadly Syndicated Loans, First Lien Last Out Loans and Middle Market Loans, the Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is both (A) greater than 0.75 higher than the Net Senior Leverage Ratio on the date such Loan was acquired by the Borrower and (B) greater than 3.50:1.00 or (y) with respect to Second Lien Loans, the Total Net Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is both (A) greater than 0.75 higher than the Total Net Leverage Ratio on the date such Loan was acquired by the Borrower and (B) greater than 3.50:1.00; provided that in connection with any Revenue Recognition Implementation or Operating Lease Implementation, the Administrative Agent (with the consent of the Collateral Agent (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Total Net Leverage Ratio, the Net Senior Leverage Ratio or the Interest Coverage Ratio for any Loan as determined on the date on which such Loan was pledged hereunder;

(b) an Obligor payment default in the payment of principal or interest under such Loan (after giving effect to the shorter of (x) any applicable grace period and (y) five (5) Business Days);

(c) an Obligor default under such Loan, together with the election by any agent or lender (including, without limitation, the Borrower) to accelerate such Loan or to enforce any of their other respective rights or remedies under the applicable UCC or by other institution of legal or equitable proceedings, in each case pursuant to the applicable Underlying Instruments;

(d) the entry by the Borrower into a Material Modification with respect to such Loan;

(e) the failure to deliver any monthly reports, quarterly reports, annual reports or other financial statements (including unaudited financial statements) provided by the related Obligor by the earlier of (i) two (2) Business Days of the Borrower’s or Collateral Manager’s receipt thereof and (ii) with respect to any (A) monthly report or statement, forty-five (45) days after the end of the applicable calendar month, (B) quarterly report or statement, within sixty (60) days after the end of the applicable quarter and (C) annual report or statement within one hundred twenty (120) days after the end of the applicable calendar year (in each case, unless waived or otherwise agreed to by the Administrative Agent in its sole discretion) which failure has a material adverse effect on the ability to calculate the Net Senior Leverage Ratio or the Interest Coverage Ratio of the related Obligor; ~~or~~

(f) the occurrence of an Insolvency Event with respect to a related Obligor (unless such Obligor was immaterial, as determined by the Administrative Agent in its sole discretion)~~.~~; or

(g) the fair market value of such Loan (other than Broadly Syndicated Loans), as reported in the most recent financial statements of the Equityholder, as set forth in its Form 10-K or Form 10-Q, as applicable, is less than 90% of the principal amount of such Loan.

“Available Currency”: Dollars, Canadian Dollars, Euros and GBP.

“Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Accrual Period, other than (x) Excluded Amounts and (y) Principal Collections designated for the purchase of Eligible Loans pursuant to Section 2.14 with respect to which the related trade date (but not settlement date) has occurred.

“Available Tenor”: As of any date of determination and with respect to any then-current Benchmark for any Available Currency, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(e).

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) zero, (b) the Federal Funds Rate in effect on such day plus 1⁄2 of 1% and (c) the Prime Rate in effect on such day.

“Benchmark”: Initially, with respect to an Available Currency, the Applicable Reference Rate; provided that if a Benchmark Transition Event with respect to such Applicable Reference Rate has occurred, then “Benchmark” means, with respect to the Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such Available Currency, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(a).

“Benchmark Replacement”: With respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Available Currency at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark

“Broadly Syndicated Loan”: A Loan that (i) satisfies the definition of Middle Market Loan, (ii) has a Tranche Size of at least $350,000,000, (iii) is publicly rated by either or both of S&P and Moody’s (or the related Obligor is rated by either or both of S&P and Moody’s) and no such rating is lower than “B3” in the case of Moody’s and “B-” in the case of S&P and (iv) has a related Obligor with EBITDA of at least $75,000,000 for the twelve months immediately prior to the acquisition of such Loan by the Borrower. For the avoidance of doubt, the reference to “Tranche Size” in clause (ii) above refers to the tranche of such Loan currently held or contemplated for purchase by the Borrower; provided that, where the related Obligor has issued multiple pari passu tranches, the Administrative Agent may, in its discretion, include such other pari passu tranches in the calculation of “Tranche Size” if such tranches have the same material terms and are each widely distributed. The calculation of “Tranche Size” may also include any last-out component, but shall exclude any second-lien or unsecured component.

“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York; Charlotte, North Carolina; or the United States location of the Collateral Agent’s Corporate Trust Office; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at (w), Daily Simple SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (x) Term CORRA, the term “Business Day” shall also exclude any day that is not a CORRA Business Day, (y) Daily Simple SONIA, the term “Business Day” shall also exclude any day that is not a SONIA Business Day and (z) EURIBOR, the term “Business Day” shall also exclude any day that is not a Eurocurrency Business Day. For avoidance of doubt, if the offices of the Collateral Agent are authorized by applicable law, regulation or executive order to close on any day but such offices remain open on such day, such day shall not be a “Business Day.”

“Canadian Dollar Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Canadian Dollars in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Canadian Dollar Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Canadian Dollars as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Canadian Dollars that are Principal Collections on deposit in the Canadian Dollar Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in Canadian Dollars, plus (iv) the amount of Canadian Dollars that are Unfunded Exposure Collections on deposit in the Canadian Dollar Account.

“Canadian Dollars”: The lawful currency for the time being of Canada.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or limited liability company, any and all

(f) the occurrence or existence of any change with respect to the Collateral Manager which has a material and adverse effect on the Collateral Manager’s ability to perform its obligations under the Transaction Documents;

(g) (i) the Collateral Manager or an Affiliate thereof ceases to be the Equityholder without the prior written consent of the Administrative Agent, (ii) Crescent Capital BDC, Inc. ceases to be Collateral Manager, or (iii) the Collateral Manager assigns any of its rights or obligations under any Transaction Document to any Person;

(h) any failure by the Collateral Manager to deliver any (i) portfolio level monitoring reports (other than any portfolio level monitoring reports not yet received by the Collateral Manager) required to be delivered by the Collateral Manager hereunder on or before the date occurring five (5) Business Days after notice of such failure or such request is delivered to the Collateral Manager by the Administrative Agent or (ii) other Required Reports (other than any Required Reports not yet received by the Collateral Manager) required to be delivered by the Collateral Manager hereunder on or before the date occurring five (5) Business Days after notice of such failure is delivered to the Collateral Manager by the Administrative Agent;

(i) the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period) with respect to any borrowed money which exceeds $2,500,000 in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such borrowed money, whether or not waived;

(j) the rendering against the Collateral Manager of one or more final judgments, decrees or orders for the payment of money in excess of $2,500,000, individually or in the aggregate, and the Collateral Manager shall not have, within thirty (30) days of the rendering thereof, either (i) had any such judgment, decree or order dismissed or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of such judgment, decree or order to be stayed during the pendency of the appeal;

(k) any three of Jason Breaux, Ray Barrios, John Bowman and Chris Wright shall fail to provide active and material participation in the Collateral Manager’s daily activities (including, without limitation, general management, underwriting, credit approval, and credit monitoring) and such persons are not replaced with other individuals reasonably acceptable to the Administrative Agent within 90 days;

(l) the Collateral Manager or Equityholder shall fail to maintain, as of any date of determination, at least ~~$20,000,000~~the applicable amount set forth in Annex C of unencumbered liquidity (calculated as the sum of (i) cash or cash equivalents, (ii) advances or the equivalent thereof available under any revolving credit facility and (iii) uncalled capital commitments, in each case which are not subject to any Liens (other than all asset liens) or which otherwise would be considered available for general corporate purposes in the reasonable determination of the Collateral Manager);

(m) the Collateral Manager or the Equityholder shall fail to maintain, (i) shareholders’ equity in an amount equal to $400,000,000 plus 25% of the net proceeds of the sale of equity interests in the Equityholder through such initial public offering, as determined as of the most recently ended fiscal quarter of the Equityholder and (ii) its status as a “business development company” under the 1940 Act; or

(n) any failure by the Collateral Manager to deposit (or caused to be deposited) into the Collection Account any Collections received by it within two (2) Business Days of the date required in accordance with Section 2.9(a) (or, if such failure is solely due to administrative error by the Collateral Agent within two (2) Business Days following the earlier of notice to the Collateral Manager or actual knowledge of the Collateral Manager).

“Collateral Manager Termination Notice”: The meaning specified in Section 6.11.

“Collection Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Collection Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties. The Collection Account shall have at least two sub-accounts, the Interest Collection Account and the Principal Collection Account.

“Collection Date”: The date on which the Obligations have been irrevocably paid in full in accordance with Section 2.3(b) and Section 2.7 or 2.8, as applicable, and the Commitments have been irrevocably terminated in full pursuant to Section 2.3(a) or as a result of the end of the Reinvestment Period.

“Collections”: (a) All Cash collections and other Cash proceeds of any Loan, including, without limitation or duplication, any Interest Collections, Principal Collections, amendment fees, late fees, prepayment fees, waiver fees or other amounts received in respect thereof (but excluding any Excluded Amounts) and (b) earnings on Permitted Investments or otherwise in any Account. For the avoidance of doubt, Advances shall not constitute Collections.

“Commitment”: With respect to each Lender, the commitment of such Lender to make Advances in accordance herewith prior to the Reinvestment Period End Date, in an aggregate amount not to exceed the Facility Amount and, for each Lender, the amount opposite such Lender’s name set forth on Annex B hereto or on Schedule I to the Joinder Supplement relating to each such Lender.

“Commitment Reduction Fee”: With respect to any reduction of the Facility Amount pursuant to Section 2.3(a), an amount equal to the product of (a) the amount of such reduction multiplied by (b) the applicable Commitment Reduction Percentage.

“Commitment Reduction Percentage”: On or prior to the eighteen (18) month anniversary of the ~~Eighth~~Ninth Amendment Closing Date, 1.00%.

related Obligor and each guarantor of such Obligor’s obligations thereunder and enforceable against such Obligor and each such guarantor in accordance with their terms, subject to usual and customary bankruptcy, insolvency and equity limitations, (ii) is not subject to, or the subject of any assertions in respect of, any litigation, dispute or offset, and (iii) contain provisions substantially to the effect that the Obligor’s and each guarantor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Seller, the Borrower or any assignee;

(u) such Loan has an original term to stated maturity that does not exceed eighty-four (84) months; provided that in the case of a Second Lien Loan, such original term to stated maturity shall not exceed ninety-six (96) months;

(v) such Loan is a floating rate Loan;

(w) the Collateral Agent has received (or, in accordance with Section 3.2(j), will receive) the related Required Loan Documents;

(x) as of the date the Borrower acquired such Loan, it was not in default in respect of payment of principal, interest or any other amounts required to be paid thereunder;

(y) as of the date the Borrower acquired such Loan, there is no default, breach, violation or event or condition for which the lenders have elected to exercise remedies (other than the implementation of a default rate of interest);

(z) the Underlying Instruments for such Loan do not contain a confidentiality provision that would prohibit the Collateral Agent, the Administrative Agent or any Lender from accessing all necessary information with regard to such Loan if such Persons agree to comply with customary and market confidentiality provisions;

(aa) as of the date the Borrower acquired such Loan, if such Loan is one of a number of loans made to the same Obligor at the same seniority in such Obligor’s capital structure, such Loan and all such other loans contain standard cross-collateralization and cross-default or cross-acceleration provisions;

(bb) the rights to service, administer and enforce all rights and remedies under the related Underlying Instruments inure to the benefit of the holder of such Loan or its designee (including the administrative agent for such Loan);

(cc) no related Obligor is subject to an Insolvency Proceeding;

(dd) after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans made to the four (4) largest Obligors and their respective Affiliates that are either Broadly Syndicated Loans or Middle Market Loans does not exceed ~~$28,000,000~~the applicable amount set forth in Annex C (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date) for such Obligor; provided that after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans made to any other Obligor and its Affiliates shall not exceed ~~$24,000,000~~the applicable amount set forth in Annex C (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date);

(ee) after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans made to a single Obligor and its Affiliates that are either First Lien Last Out Loans or Second Lien Loans does not exceed ~~$16,000,000~~the applicable amount set forth in Annex C;

(ff) after giving effect to the acquisition of such Loan, the Unfunded Exposure Amount (plus the aggregate funded principal balance of all revolving loans) does not exceed 10% of the Facility Amount (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date);

(gg) after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans that are either First Lien Last Out Loans or Second Lien Loans in the aggregate does not exceed 20.0% of the greater of (i) the Adjusted Borrowing Value and (ii) the Facility Amount (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date); provided that the sum of the Adjusted Borrowing Value of all Eligible Loans that are Second Lien Loans shall not exceed 10.0% of the Facility Amount (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date);

(hh) after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans which pay interest less frequently than quarterly does not exceed 10% of the Facility Amount (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date);

(ii) after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans (i) with Obligors organized under the federal or provincial laws of, or with principal operations located in, and are underwritten with Underlying Assets located in, an Approved Jurisdiction other than the United States and/or (ii) denominated in a Non-Hardwired Currency does not exceed 15% of the Facility Amount;

(jj) such Loan, together with the Underlying Instruments related thereto, is not subject to, or the subject of any assertions in respect of, any material litigation, dispute or offset;

(kk) if such Loan is acquired by the Borrower from the Seller, (i) such Loan was sourced or originated by the Seller or its Affiliates in the ordinary course of business, and (ii) the Seller has caused its master computer records to be clearly and unambiguously marked to indicate that such Loan has been sold to the Borrower;

(ll) to the knowledge of the Borrower, the Obligor with respect to such Loan (and each other material guarantor of such Obligor’s obligations thereunder) had full legal capacity to execute and deliver the related Underlying Instruments;

(mm) for any Loan originated by the Seller or its Affiliates, the Seller or its applicable Affiliate had all necessary licenses and permits to originate such Loan in the State where the related Obligor is located, except where the failure to have such licenses and permits would not have a Material Adverse Effect;

(nn) to the extent required by Applicable Law, the Borrower has all licenses and permits to purchase and own such Loan and enter into the applicable Underlying Instruments as a lender in the State where such Obligor is located except where the failure to have such licenses or permits would not have a material adverse effect on the Borrower or any Secured Party;

(oo) neither the related Obligor, any other party obligated with respect to such Loan or any Governmental Authority has alleged that such Loan or any related Underlying Instrument is illegal or unenforceable;

(pp) such Loan requires the related Obligor to maintain the Underlying Assets for such Loan in good repair and to maintain adequate insurance with respect thereto; ~~and~~

(qq) such Loan and any Underlying Assets have not, and will not, be used by the related Obligor in any manner or for any purpose that would result in any material risk of liability being imposed upon the Borrower or any Secured Party under any Applicable Law~~.~~;

(rr) such Loan is not a PIK Loan (unless such Loan is a Partial PIK Loan);

(ss) if such Loan is a Partial PIK Loan, after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Values of all Eligible Loans that are Partial PIK Loans as of their respective dates of acquisition shall not exceed 15% of the aggregate Adjusted Borrowing Value of all Eligible Loans; and

(tt) (i) the aggregate Outstanding Balance of all Eligible Loans belonging to the largest GIC Industry Classification shall not exceed 30% of the aggregate Outstanding Balance of all Eligible Loans (provided that the “Software & Services” GICS Industry Classification shall not be the largest GIC Industry Classification) and (ii) the aggregate Outstanding Balance of all Eligible Loans not belonging to the largest GIC Industry Classification shall not exceed 25% of the aggregate Outstanding Balance of all Eligible Loans; provided that, in each case, any excess over the limitations set forth in this clause (tt), after giving effect to acquisition of such Loan, shall be maintained or improved.

“Eligible Obligor”: On any date of determination, any Obligor that:

(a) is (i) a business organization (and not a natural person) duly organized and Borrower), (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error, in each case as determined by the Administrative Agent.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Affected Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations or Commitments pursuant to a law in effect on the date on which (i) such Lender acquires such interest or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.13(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Amount”: $~~400,000,000~~500,000,000 as such amount may vary from time to time pursuant to Section 2.3 hereof; provided that on or after the Reinvestment Period End Date, the Facility Amount shall mean the Advances Outstanding.

“Facility Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to (a) if such Eligible Loan is a Broadly Syndicated Loan or a Middle Market Loan, the product of (i) the Net Senior Leverage Ratio, (ii) the Applicable Percentage and (iii) the Assigned Value, (b) if such Eligible Loan is a First Lien Last Out Loan, the sum of (i) the First Out Attachment Ratio and (ii) the product of (A) the Last Out Attachment Ratio less the First Out Attachment Ratio, (B) the Applicable Percentage and (C) the Assigned Value, (c) if such Eligible Loan is a Second Lien Loan, the sum of (i) the Net Senior Leverage Ratio and (ii) the product of (A) the Total Net Leverage Ratio less the Net Senior Leverage Ratio, (B) the Applicable Percentage and (C) the Assigned Value, and (d) if such Eligible Loan is a Designated Loan, the product of (i) the Total Net Leverage Ratio, (ii) the Applicable Percentage and (iii) the Assigned Value.

“Facility Maturity Date”: May ~~31~~21, ~~2029~~2031 , as such date may be extended pursuant to Section 2.3(c) hereof.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements and any law or regulations implementing any intergovernmental agreement or approach thereto.

“Floor”: A rate of interest equal to 0.0%.

“Foreign Lender”: A Lender that is not a U.S. Person.

“Funding Date”: With respect to any Advance, the Business Day of receipt by the Administrative Agent and Collateral Agent of a Funding Notice and other required deliveries in accordance with Section 2.2.

“Funding Notice”: A notice in the form of Exhibit A-1 requesting an Advance, including the items required by Section 2.2.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“GBP” and “£”: The lawful currency of the United Kingdom.

“GBP Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of GBP in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“GBP Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in GBP as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of GBP that are Principal Collections on deposit in the GBP Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in GBP, plus (iv) the amount of GBP that are Unfunded Exposure Collections on deposit in the GBP Account.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“GICS Industry Classification”: Each industry classification group listed on Schedule IV.

“Governing Documents”: (a) With respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

has actual knowledge of the occurrence of any Assigned Value Adjustment Event; (v) the date that the Administration provides notice to the Collateral Manager that the Assigned Value of any Loan has been adjusted; (vi) the date as of which any Collateral Management Report, as provided for in Section 6.8, is calculated; (vii) the date on which any Lender becomes a party hereto; (viii) any date on which the Borrower cures a Borrowing Base Deficiency; and (ix) each other date requested by the Administrative Agent.

“Middle Market Loan”: A Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor (except with respect to liquidation preferences, if any, for trade claims, working capital facilities, purchase money indebtedness, capitalized leases and other similar obligations in respect of certain specified pledged collateral, if any) in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens permitted by the applicable Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any State or agency), and (iii) has a value of collateral, as determined in good faith by the Collateral Manager, securing such Loan which, together with other attributes of the related Obligor (including its enterprise value), equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by the same collateral.

“Minimum Equity Amount”: ~~(a) If such date is prior to the first date on which the~~As of any date of determination, the applicable amount set forth in Annex C, as determined by reference to the aggregate Adjusted Borrowing ~~Values~~Value of all Eligible Loans ~~exceed $400,000,000, $92,000,000 and (b) otherwise, $120,000,000~~.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is subject to ERISA.

“Net Senior Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Collateral Manager in good faith.

“Ninth Amendment Closing Date”: May 21, 2026.

“Non-Hardwired Currency”: Each Available Currency other than Dollars.

“Non-Usage Fee”: The meaning set forth in the applicable Fee Letter.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the

“Other Taxes”: All present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance”: With respect to any Loan as of any date of determination, (a) if such Loan is denominated and payable in Dollars, the outstanding principal balance of any advances or loans owing to the Borrower from the related Obligor pursuant to the related Underlying Instruments as of such date of determination and (b) if such Loan is denominated and payable in a Non-Hardwired Currency, the equivalent in Dollars of the outstanding principal balance of any advances or loans, determined by the Collateral Manager using the Applicable Exchange Rate, owing to the Borrower from the related Obligor pursuant to the related Underlying Instruments as of such date of determination, in each case, exclusive of any interest and Accreted Interest.

“Partial PIK Loan”: A Loan in respect of which, as of the date of acquisition of such Loan, (i) a portion of the interest that accrues thereon is permitted to be added to the principal amount of such Loan for some period of the time prior to such Loan requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an interest collection at the time it is received and (ii) a portion of interest accruing thereon is contractually required to be paid in cash and such cash interest accrues at a rate equal to or in excess of (a) the applicable benchmark rate plus 2.25% if such Loan is a floating-rate loan pursuant to the loan agreement for such Loan, (b) the applicable prime rate if such Loan is a floating-rate loan with an interest rate based on the applicable prime rate, and (c) 6.00% if such Loan is a fixed-rate loan; provided that such Loan shall cease to be a Partial PIK Loan if, after the date of acquisition of such Loan, (x) a portion of interest accruing thereon is contractually required to be paid in cash and (y) such cash interest accrues at a rate less than (i) the applicable benchmark rate plus 2.25% if such Loan is a floating-rate loan pursuant to the loan agreement for such Loan, (ii) the applicable prime rate if such Loan is a floating-rate loan with an interest rate based on the applicable prime rate, and (iii) 6.00% if such Loan is a fixed-rate loan.

“Participant Register”: The meaning specified in Section 12.16(d).

“Payment Date”: Quarterly on the 17th day of each January, April, July and October or, if such day is not a Business Day, the next succeeding Business Day, commencing in July 2016.

“Payment Duties”: The meaning specified in Section 7.2(b)(vii).

“Payment Recipient”: The meaning specified in Section 11.8(a).

“Pension Plans”: “Employee pension benefit plans,” as such term is defined in Section 3(2) of ERISA which are subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code and maintained by the Borrower, or in which employees of the Borrower are entitled to participate, other than a Multiemployer Plan.

reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Borrower or the Collateral Manager to the Administrative Agent and the Collateral Agent (on which the Administrative Agent and the Collateral Agent may rely) that the advice specified in this definition has been received by the Borrower and the Collateral Manager), on and after the date required for conformance with the Volcker Rule (or such later date as may be determined by the Borrower and the Collateral Manager based upon such advice), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Agent shall have no duty to determine or oversee compliance with the foregoing.

“Permitted Liens”:

(a) with respect to the interest of the Seller or the Borrower in the Loans included in the Collateral: (i) Liens in favor of the Borrower created pursuant to the Sale Agreement and (ii) Liens in favor of the Collateral Agent created pursuant to this Agreement; and

(b) with respect to the interest of the Seller or the Borrower in the other Collateral (including any Underlying Assets): (i) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) purchase money security interests in certain items of equipment, (iii) Liens for Taxes that are not material Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (iv) other customary Liens permitted by the applicable Underlying Instruments with respect thereto consistent with the Collateral Manager Standard, (v) Liens in favor of the Borrower created by the Seller under the Sale Agreement and transferred by the Borrower pursuant to this Agreement, (vi) Liens in favor of the Collateral Agent created pursuant to this Agreement, (vii) with respect to Third Party Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of Indebtedness of such Obligor, (viii) with respect to any Equity Security, any Liens granted (x) on such Equity Security to secure Indebtedness of the related Obligor and/or (y) under any governing documents or other agreement between or among or binding upon the Borrower as the holder of such Equity Security (provided that, in each case, such Liens have no higher priority than they did on the date such Loan was approved by the Administrative Agent), and (ix) with respect to any Underlying Assets, Liens permitted by the applicable Underlying Instruments.

“Person”: An individual, partnership, corporation (including a statutory or business trust), company, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated association, sole proprietorship, joint venture, nonprofit corporation, group, sector, government (or any agency, instrumentality or political subdivision thereof), territory or other entity or organization.

“PIK Loan”: A Loan in respect of which any portion of the interest accrued for a specified period of time or until the maturity thereof is, at the option of the Obligor or pursuant to conditions specified (in each case, under the related underlying loan documentation and without default), added to the principal balance of such Loan or otherwise deferred rather than being paid in cash.

“Prime Rate”: The greater of (x) zero and (y) the rate announced by Wells Fargo from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wells Fargo or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Collection Account”: A sub-account of the Collection Account created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Principal Collections”: Any and all amounts of Collections received in respect of any principal due and payable under the Loans from or on behalf of Obligors that are deposited into the Collection Account or received by or on behalf of the Borrower by the Collateral Manager in respect of a Loan, and all insurance proceeds and recoveries, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment. For the avoidance of doubt, “Principal Collections” shall not include amounts on deposit in the Unfunded Exposure Account.

“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Pro Rata Share”: With respect to any Lender, the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of Commitment) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of Commitment) or, if the Commitments have been terminated, based on the Advances Outstanding.

“Purchase Price”: With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price in Dollars (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Loan (exclusive of any interest, Accreted Interest, original issue discount and upfront fees) divided by (ii) the outstanding principal balance of the portion of such Loan purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest, original issue discount and upfront fees); provided, that any Loan (x) acquired by the Borrower in connection with the origination or primary syndication of such Loan and (y) with a “Purchase Price” of at least 97% (including, for the avoidance of doubt, in excess of 100%), shall be deemed to have a “Purchase Price” of 100%.

“QFC”: The meaning assigned to the term “qualified financial contract” in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Institution”: A depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC.

“Rating Agency”: Each of Moody’s and S&P.

“Register”: The meaning specified in Section 12.16(b).

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

“Reinvestment”: The meaning specified in Section 2.14(a)(i).

“Reinvestment Notice”: Each notice required to be delivered by the Collateral Manager in respect of any Reinvestment of Principal Collections pursuant to Section 3.2(b) in the form of Exhibit A-3.

“Reinvestment Period”: The period commencing on the Closing Date and ending on the day preceding the Reinvestment Period End Date.

“Reinvestment Period End Date”: The earliest to occur of:

(a) May ~~31~~21, ~~2027~~2029 , as such date may be extended pursuant to Section 2.3(c) hereof;

(b) the Termination Date pursuant to Section 9.2(a)(i);

(c) the date of the declaration of the Reinvestment Period End Date pursuant to Section 9.2(a)(ii);

(d) the appointment of a replacement Collateral Manager pursuant to Section 6.11; or

(e) the date of the termination of all of the Commitments pursuant to Section 2.3(a).

Agent, the Collateral Agent and each Lender after 2:00 p.m. on the proposed Funding Date or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent, the Collateral Agent and each Lender at 9:00 a.m. on the next Business Day.

(c) On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) and upon satisfaction of the applicable conditions set forth in Article III, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by the Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Advance, could be advanced to the Borrower hereunder without causing a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency).

(d) On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(e) Each Term Rate Advance shall automatically Rollover upon the termination of each applicable Interest Period without notice from the Borrower until repaid. On each Rollover Date, all Term Rate Advances in the same Available Currency that are outstanding on such Rollover Date shall, whether or not they are separate Term Rate Advances prior to such Rollover Date, be combined into a single Term Rate Advance in such Available Currency with one (1) Interest Period related to such Term Rate Advance.

Section 2.3 Reduction of the Facility Amount; Principal Repayments.

(a) The Borrower (or the Collateral Manager on behalf of the Borrower) may irrevocably terminate the Commitments in whole or irrevocably reduce in part the portion of the Commitments that exceed the sum of the Advances Outstanding and accrued Interest and Breakage Costs with respect thereto; provided that (i) the Borrower shall provide a Repayment Notice at least two (2) Business Days prior to the date of such termination or reduction to the Administrative Agent (with a copy to the Collateral Manager); (ii) any partial reduction of the Commitments shall be in an amount equal to $5,000,000 (or the Alternative Currency Equivalent thereof) and in integral multiples of $500,000 (or the Alternative Currency Equivalent thereof) in excess thereof, and (iii) in the case of such termination or reduction on or prior to the eighteen (18) month anniversary of the ~~Eighth~~Ninth Amendment Closing Date other than in connection with an amendment and restatement of this Agreement, the Borrower shall pay to the Administrative Agent for distribution to the Lenders the applicable Commitment Reduction Fee. Each notice of a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable. The applicable Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of the Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a).

(b) The Borrower (or the Collateral Manager on behalf of the Borrower) may,

Annex B

Lender	Commitment
Wells Fargo Bank, National Association	$	~~400,000,000~~500,000,000

Annex B to LSA

Annex C

Specified Limitations

Facility Amount[1]:	$400,000,000	$450,000,000	$500,000,000	$550,000,000
“Eligible Loan”:
Four (4) largest Obligors:	$28,000,000	$31,500,000	$35,000,000	$38,500,000
Any single Obligor:	$24,000,000	$27,000,000	$30,000,000	$33,000,000
First Lien Last Out Loans or Second Lien Loans:	$16,000,000	$18,000,000	$20,000,000	$22,000,000
Unencumbered Liquidity:	$20,000,000	$22,500,000	$25,000,000	$27,500,000
“Minimum Equity Amount”:
Aggregate Adjusted Borrowing Value:	$400,000,000	$450,000,000	$500,000,000	$550,000,000
Prior to satisfaction of theapplicable Adjusted Borrowing Value level:	$92,000,000	$103,500,000	$115,000,000	$126,500,000
On and after satisfaction of the applicable Adjusted Borrowing Value level:	$120,000,000	$135,000,000	$150,000,000	$165,000,000

[1]

In the event that the Facility Amount is equal to an amount that is not reflected in any column in this Annex C, then the applicable column shall be the next lowest “Facility Amount” number (e.g., if the Facility Amount is equal to $475,000,000, then the column where the Facility Amount is equal to $450,000,000 will be used for purposes of determining the scale of the defined terms). If the Facility Amount is reduced to below $400,000,000, each number in the above chart shall be agreed to in writing (including via email) at the time of such reduction by the Borrower and the Administrative Agent.

Annex C to LSA

APPENDIX B

Schedules and Exhibits Amendments

Conformed through ~~Fourth~~Ninth Amendment dated as of ~~March 10~~May 21, ~~2020~~2026

EXHIBITS AND SCHEDULES

TO

LOAN AND SECURITY AGREEMENT

Dated as of March 28, 2016

EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Approval Notice
EXHIBIT B	[Reserved]
EXHIBIT C	Form of Officer’s Certificate as to Solvency
EXHIBIT D	Form of Officer’s Closing Certificate
EXHIBIT E	Form of Release of Underlying Instruments
EXHIBIT F	Form of Assignment of Underlying Instruments
EXHIBIT G	Form of Transferee Letter
EXHIBIT H	Form of Joinder Supplement
EXHIBIT I	Form of Section 2.13 Certificate
EXHIBIT J	Form of Loan Checklist
EXHIBIT K	Form of Collateral Management Report

SCHEDULES

SCHEDULE I	Legal Names
SCHEDULE II	[Reserved]
SCHEDULE III	Agreed-Upon Procedures
SCHEDULE IV	~~Moody’s~~GICS Industry ~~Classification Group List~~Classifications

SCHEDULE IV

To Loan and

Security Agreement

~~MOODY’S~~GICS INDUSTRY ~~CLASSIFICATION GROUP LIST~~CLASSIFICATIONS

Industry Group Code	Industry Group Name
1010	Energy
1510	Materials
2010	Capital Goods
2020	Commercial & Professional Services
2030	Transportation
2510	Automobiles & Components
2520	Consumer Durables & Apparel
2530	Consumer Services
2540	Media
2550	Retailing
3010	Food & Staples Retailing
3020	Food, Beverage & Tobacco
3030	Household & Personal Products
3510	Health Care Equipment & Services
3520	Pharmaceuticals, Biotechnology & Life Sciences
4010	Banks
4020	Diversified Financials
4030	Insurance
4510	Software & Services
4520	Technology Hardware & Equipment
4530	Semiconductors & Semiconductor Equipment
5010	Telecommunication Services
5510	Utilities
6010	Real Estate
~~1~~	~~Aerospace & Defense~~
~~2~~	~~Automotive~~
~~3~~	~~Banking, Finance, Insurance & Real Estate~~
~~4~~	~~Beverage, Food & Tobacco~~
~~5~~	~~Capital Equipment~~
~~6~~	~~Chemicals, Plastics & Rubber~~
~~7~~	~~Construction & Building~~
~~8~~	~~Consumer goods: Durable~~
~~9~~	~~Consumer goods: Non-durable~~
~~10~~	~~Containers, Packaging & Glass~~
~~11~~	~~Energy: Electricity~~
~~12~~	~~Energy: Oil & Gas~~

SCHEDULE IV-1

~~13~~	~~Environmental Industries~~
~~14~~	~~Forest Products & Paper~~
~~15~~	~~Healthcare & Pharmaceuticals~~
~~16~~	~~High Tech Industries~~
~~17~~	~~Hotel, Gaming & Leisure~~
~~18~~	~~Media: Advertising, Printing & Publishing~~
~~19~~	~~Media: Broadcasting & Subscription~~
~~20~~	~~Media: Diversified & Production~~
~~21~~	~~Metals & Mining~~
~~22~~	~~Retail~~
~~23~~	~~Services: Business~~
~~24~~	~~Services: Consumer~~
~~25~~	~~Sovereign & Public Finance~~
~~26~~	~~Telecommunications~~
~~27~~	~~Transportation: Cargo~~
~~28~~	~~Transportation: Consumer~~
~~29~~	~~Utilities: Electric~~
~~30~~	~~Utilities: Oil & Gas~~
~~31~~	~~Utilities: Water~~
~~32~~	~~Wholesale~~

SCHEDULE IV-1